Exhibit 4.3

                             RALCORP HOLDINGS, INC.
                            2002 INCENTIVE STOCK PLAN


                          SECTION I. GENERAL PROVISIONS

A.     PURPOSE  OF  PLAN
       -----------------

     The purpose of the Ralcorp Incentive Stock Plan (the "Plan") is to enhance the profitability and value of the Company for the benefit of its shareholders by providing for stock options and other stock awards to attract, retain and motivate directors, officers and other key employees who make important contributions to the success of the Company.

B.     DEFINITIONS  OF  TERMS  AS  USED  IN  THE  PLAN
       -----------------------------------------------

     1. "Affiliate" means any subsidiary, whether directly or indirectly owned, or parent of the Company, or any other entity designated by the Committee.

     2. "Award" means a Stock Option granted under Section II of the Plan or Other Stock Award granted under Section III of the Plan.

     3.   "Board"  means  the  Board  of  Directors  of  Ralcorp  Holdings, Inc.

     4. "Committee" means the Nominating and Compensation Committee of the Board of Directors of the Company or any successor committee the Board of Directors may designate to administer the Plan.

     5.   "Company"  means  Ralcorp  Holdings,  Inc.

     6. "Employee" means any person who is employed by the Company or an Affiliate.

     7. "Fair Market Value" of any class or series of Stock means the fair and reasonable value thereof as determined by the Committee according to prices in trades as reported on the New York Stock Exchange-Composite Transactions. If there are no prices so reported or if, in the opinion of the Committee, such reported prices do not represent the fair and reasonable value of the Stock, then the Committee shall determine Fair Market Value by any means it deems reasonable under the circumstances.

     8. "Stock" means the Ralcorp Common Stock par value $.01 or any other authorized class or series of common stock or any such other security outstanding upon the reclassification of any of such classes or series of common stock, including, without limitation, any stock split-up, stock dividend, creation of targeted stock, spin-off or other distributions of stock in respect of stock, or any reverse stock split-up, or recapitalization of the Company or any merger or consolidation of the Company with any Affiliate.

C.     SCOPE  OF  PLAN  AND  ELIGIBILITY
       ---------------------------------

     Any Employee or director selected by the Board or Committee shall be eligible for any Award contemplated under the Plan.

D.     AUTHORIZATION  AND  RESERVATION
       -------------------------------

     The shares of Stock for which Awards may be granted under the Plan shall be subject to the following:

     (a) the shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued or currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions;

     (b) subject to the following provisions of Paragraph D, the maximum number of shares of stock that may be delivered to participants and their beneficiaries under the Plan shall be equal to the sum of:

          (i) 1,500,000 shares of Stock; (ii) any shares of Stock available for future awards under any prior plan of the Company (the "Prior Plan") as of the effective date of this Plan; and (iii) any shares of Stock that are forfeited, expire or are canceled without delivery of shares of Stock or which result in the forfeiture of shares of Stock back to the Company under the Plan or the Prior Plan;

     (c) to the extent any shares of Stock covered by an Award are not delivered to an Award recipient or beneficiary because the Award is forfeited or canceled or the shares of Stock are not delivered because the shares are used to satisfy the applicable tax withholding obligation, such shares shall not be deemed to have been delivered for purpose of determining the maximum number of shares of Stock available for delivery of the Plan;

     (d) if the exercise price of any Stock Option granted under the Plan or all Prior Plans is satisfied by tendering shares of Stock to the Company, only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Stock available under the Plan; and

     (e) the total number of shares of Stock that may be issued to any one participant during the term of Plan shall not exceed 1,000,000 shares of Stock.

E.     ADMINISTRATION  OF  THE  PLAN
       -----------------------------

     1. The Committee shall administer the Plan and, in connection therewith, it shall have full power to grant Awards, construe and interpret the Plan, establish rules and regulations and perform all other acts it believes reasonable and proper, including the power to delegate responsibility to others to assist it in administering the Plan.

     2. The Committee shall include three or more members of the Board of the Company. Its members shall be appointed by and serve at the pleasure of the Board.

     3. The determination of those eligible to receive Awards, and the amount and type of each Award shall rest in the sole discretion of the Committee or the Board, subject to the provisions of the Plan.

                            SECTION II. STOCK OPTIONS

A.     DESCRIPTION
       -----------

     The Committee or the Board may grant options with respect to any class or series of Stock ("Stock Options") that qualify as "Incentive Stock Options" under Section 422A of the Internal Revenue Code of 1986, as amended, and it may grant Stock Options that do not so qualify.

B.     TERMS  AND  CONDITIONS
       ----------------------

     1. Each Stock Option shall be set forth in a written agreement containing such terms and conditions as the Committee or the Board may determine, subject to the provisions of the Plan.

     2. Except as set forth below in this paragraph, the purchase price of any shares exercised under any Stock Option must be paid in full upon such exercise. The payment shall be made in such form, which may be cash or Stock, as the Committee or the Board may determine. The Committee may permit a participant to pay the exercise price upon the exercise of a Stock Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of shares) acquired upon exercise of the Stock Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise.

     3.   No Incentive Stock Option may be exercised after the expiration of ten
          (10)  years  from  the  date  such  option  is  granted.

     4. The exercise price of each Stock Option shall be established by the Committee or shall be determined by a method established by the Committee at the time the Stock Option is granted. The exercise price shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant of the Award; provided, however, that if the Award is granted in connection with the recipient's hiring, promotion or similar event, the Stock Option exercise price may not be less than the Fair Market Value of the Stock on the date on which the recipient is hired or promoted (or similar event) if the grant of the Stock Option occurs not more than 180 days after the date of such hiring, promotion or other event.

     5. In the case of an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time the Stock Option is granted) of the appropriate class or series of Stock with respect to which Stock Options are exercisable for the first time by any Employee during any calendar year (under all such plans of his employer corporation and its parent and subsidiary corporations) shall not exceed $100,000.

                         SECTION III. OTHER STOCK AWARDS

     In addition to Stock Options, the Committee or the Board may grant Other Stock Awards payable in any class or series of Stock upon such terms and conditions as the Committee or the Board may determine, subject to the provisions of the Plan. Other Stock Awards may include, but are not limited to, the following types of Awards:

     1.   Restricted  Stock  Awards.  The  Committee  or  the  Board  may  grant
          Restricted Stock Awards, each of which consists of a grant of shares of any class or series of Stock subject to terms and conditions determined by the Committee or the Board in each entity's discretion, subject to the provisions of the Plan. Such terms and conditions shall be set forth in written agreements. The shares of Stock granted will be restricted and may not be sold, pledged, transferred or otherwise disposed of until the lapse or release of restrictions in accordance with the terms of the agreement and the Plan. Prior to the lapse or release of restrictions, all shares of Stock are subject to forfeiture in accordance with Section IV of the Plan. Shares of Stock issued pursuant to a Restricted Stock Award can be issued for no monetary consideration. No more than 500,000 shares of Stock available for Awards may be used for the grant of Restricted Stock

     2. Stock Related Deferred Compensation. The Committee or the Board may, in its discretion, permit the deferral of payment of an Employee's cash bonus or other cash compensation in the form of either cash or any class or series of Stock (or Stock equivalents, each corresponding to a share of such Stock) under such terms and conditions as the Committee or the Board may prescribe. Payment of such compensation may be deferred for such period or until the occurrence of such event as the Committee or the Board may determine. All deferrals made in any class or series of Stock (or Stock equivalents) shall be paid on distribution in StockIf a deferral is permitted in the form of Stock or Stock equivalents, the number of shares of Stock or number of Stock equivalents deferred will be determined by dividing the amount of the Employee's bonus or other cash compensation being deferred by the closing price of the appropriate class or series of Stock, as reported by the New York Stock Exchange-Composite Transactions, on the date in question. Deferrals in any class or series of Stock or Stock equivalents cannot be transferred into other investment options. Additional rights or restrictions may apply in the event of a change in control of the Company.

                        SECTION IV. FORFEITURE OF AWARDS

A. The Committee or the Board may include in any Award any conditions of forfeiture it may deem appropriate. The Committee or the Board also, after taking into account the relevant circumstances, may waive any condition of forfeiture stated in any Award contract.

B. In the event of forfeiture, the recipient shall lose all rights in and to the Award. Except in the case of Restricted Stock Awards as to which the restrictions have not lapsed, this provision, however, shall not be invoked to force any recipient to return any Stock already received under an Award.

C. Such determinations as may be necessary for application of this section, including any grant of authority to others to make determinations under this section, shall be at the sole discretion of the Committee or the Board, and its determinations shall be conclusive.

                           SECTION V. DEATH OF AWARDEE

     Upon  the  death  of  an  Award  recipient,  the  following  rules  apply:

A. A Stock Option, to the extent exercisable on the date of his death, may be exercised at any time within six (6) months, or such longer period not exceeding three years as the Committee or the Board may determine, after the recipient's death, but not after the expiration of the term of the Stock Option, by the recipient's designated beneficiary or personal representative or the person or persons entitled thereto by will or in accordance with the laws of descent and distribution.

B. In the case of any Other Stock Award, the Stock due shall be determined as of the date of the recipient's death, and the Company shall issue the appropriate number of shares of the appropriate class or series of Stock. The issuance of shares of such Stock shall be made to recipient's designated beneficiary or personal representative or the person or persons entitled thereto by will or in accordance with the laws of descent and distribution.

C. An Award recipient may file with the Committee a written designation of a beneficiary or beneficiaries (subject to such limitations as to the classes and number of beneficiaries and contingent beneficiaries as the Committee and the Board may from time to time prescribe) to exercise, in the event of the death of the recipient, a Stock Option, or to receive, in such event, any Other Stock Awards. The Committee and the Board reserve the right to review and approve beneficiary designations. A recipient may from time to time revoke or change any such designation or beneficiary and any designation of beneficiary under the Plan shall be controlling over any other disposition, testamentary or otherwise; provided, however, that if the Committee or the Board shall be in doubt as to the right of any such beneficiary to exercise any Stock Option or to receive any Other Stock Award, the Committee or the Board, as the case may be, may determine to recognize only an exercise by the legal representative of the recipient, in which case the Company and the Committee and the Board and the members thereof shall not be under any further liability to anyone.

                     SECTION VI. OTHER GOVERNING PROVISIONS

A.     TRANSFERABILITY
       ---------------

     Except as otherwise noted herein, no Award shall be transferable other than by beneficiary designation, will or the laws of descent and distribution, and any right granted under an Award may be exercised during the lifetime of the holder thereof only by him or by his guardian or legal representative.

B.     RIGHTS  AS  A  SHAREHOLDER
       --------------------------

     A recipient of an Award shall, unless the terms of the Award provide otherwise, have no rights as a shareholder, with respect to any Stock Options or shares which may be issued in connection with the Award until the issuance of a Stock certificate for such shares, and no adjustment other than as stated herein shall be made for dividends or other rights for which the record date is prior to the issuance of such Stock certificate.

C.     GENERAL  CONDITIONS  OF  AWARDS
       -------------------------------

     No director, Employee or other person shall have any right with respect to this Plan, the shares reserved or in any Award, contingent or otherwise, until written evidence of the Award shall have been delivered to the recipient and all the terms, conditions and provisions of the Plan applicable to such recipient have been met.

D.     RESERVATION  OF  RIGHTS  OF  COMPANY
       ------------------------------------

     The selection of an Employee for any Award shall not give such person any right to continue as an Employee and the right to discharge any Employee is specifically reserved.

E.     ACCELERATION
       ------------

     The Committee or the Board may, in its sole discretion, accelerate the date of exercise of any Award.

F.     ADJUSTMENTS
       -----------

     Upon any stock split-up, spin-off, stock dividend, issuance of any targeted stock, combination or reclassification with respect to any outstanding class or series of Stock, or consolidation, merger or sale of all or substantially all of the assets of the Company, appropriate adjustments shall be made to the shares reserved under Section I.D. of the Plan and the terms of all outstanding Awards.

G.     WITHHOLDING  OF  TAXES
       ----------------------

     The Company shall deduct from any payment, or otherwise collect from the recipient, any taxes required to be withheld by federal, state or local governments in connection with any Award. The recipient may elect, subject to approval by the Committee or the Board, to have shares withheld by the Company in satisfaction of such taxes, or to deliver other shares of Stock owned by the recipient in satisfaction of such taxes. The number of shares to be withheld or delivered shall be calculated by reference to the Fair Market Value of the appropriate class or series of Stock on the date that such taxes are determined.

H.     NO  WARRANTY  OF  TAX  EFFECT
       -----------------------------

     Except as may be contained in the terms of any Award, no opinion is expressed nor warranties made as to the effect for federal, state, or local tax purposes of any Award.

I.     AMENDMENT  OF  PLAN
       -------------------

     The Board of Directors of the Company may, from time to time, amend, suspend or terminate the Plan in whole or in part, and if terminated may reinstate any or all of the provisions of the Plan, except that no amendment, suspension or termination may (i) apply to the terms of any Award (contingent or otherwise) granted prior to the effective date of such amendment, suspension or termination without the recipient's consent or (ii) increase the shares of Stock available for Awards.

J.     CONSTRUCTION  OF  PLAN
       ----------------------

     The place of administration of the Plan shall be in the State of Missouri, and the validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Missouri.

K.     ELECTIONS  OF  CORPORATE  OFFICERS
       ----------------------------------

     Notwithstanding anything to the contrary stated herein, any election or other action with respect to an Award of a recipient subject to Section 16 of the Securities Exchange Act of 1934 will be null and void if any such election or other action would cause said recipient to be subject to short-swing profit recovery under Section 16.

                      SECTION VII. EFFECTIVE DATE AND TERM

     This Plan shall be effective upon adoption by the shareholders of the Company. The Plan shall continue in effect until January 31, 2012, when it shall terminate. Upon termination, any balances in the share reserve shall be canceled, and no Awards shall be granted under the Plan thereafter. The Plan shall continue in effect, however, insofar as is necessary to complete all of the Company's obligations under outstanding Awards to conclude the administration of the Plan.